Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Dave Spille	Patrick Smith
VP, Investor Relations	Director, Public Relations & Analyst Relations
Deltek, Inc.	Deltek, Inc.
703.885.9423	703.885.9062
davespille@deltek.com	patricksmith@deltek.com

DELTEK, INC.

ANNOUNCES PROPOSED $60 MILLION RIGHTS OFFERING

HERNDON, Va. – April 3, 2008 – Deltek, Inc. (Nasdaq: PROJ), the leading provider of enterprise applications software for project-focused businesses, announced today that it has filed a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission for a proposed $60 million rights offering.

The rights offering will be made through the pro rata distribution of non-transferable subscription rights to purchase, in the aggregate, up to 20,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Under the proposed rights offering, each stockholder as of the April 14, 2009 record date will receive, at no charge, one subscription right for each share of Common Stock owned on the record date, and each right will entitle the rights holder to purchase its pro rata allocation of shares of our Common Stock. Based on the number of shares outstanding as of March 31, 2009, each rights holder would be entitled to purchase 0.4531 shares of the Company’s common stock (the “basic subscription privilege”) at a subscription price of $3.00 per share. The subscription ratio may be adjusted as necessary to reflect the actual number of shares of Common Stock issued and outstanding as of the record date.

The proposed rights offering will also include an over-subscription privilege which will entitle each rights holder that exercises all of its basic subscription privilege in full to purchase any shares not purchased by other stockholders pursuant to their basic subscription privilege at the same subscription price per share that applies to the basic subscription privilege (the “over-subscription privilege”). If over-subscription requests exceed shares available, the available shares will be allocated pro rata according to the number of shares each over-subscribing stockholder purchased under the basic subscription privilege.

The commencement and expiration dates of the rights offering will be included in the final prospectus.

The Company’s largest stockholders, New Mountain Partners II, L.P., New Mountain Affiliated Investor II, L.P., and Allegheny New Mountain Partners, L.P., three private equity funds affiliated with New Mountain Capital, L.L.C., have advised the Company that they currently intend to participate in the rights offering and exercise their basic and over-subscription privileges in full. Assuming the rights offering is fully subscribed, the Company will receive gross proceeds of approximately $60 million. The Company intends to use the net proceeds from the rights offering for additional working capital, which may be used for strategic investments and acquisitions, including acquisitions of other domestic or foreign businesses, to reduce or purchase its indebtedness, or for general corporate purposes.

The rights offering is subject to the effectiveness of the Registration Statement under the Securities Act of 1933, as amended. This announcement does not constitute an offer to sell, or the solicitation of any offer to buy, any securities. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

A written prospectus for the rights offering may be obtained by contacting Investor Relations, Deltek, Inc., 13880 Dulles Corner Lane, Herndon, VA 20171, Tel: (703) 885-9423.

About Deltek

Deltek (NASDAQ: PROJ) is the leading provider of enterprise applications software designed specifically for project-focused businesses. For more than two decades, our software applications have enabled organizations to automate mission-critical business processes around the engagement, execution and delivery of projects. More than 12,000 customers worldwide rely on Deltek to measure business results, optimize performance, streamline operations and win new business. For more information, visit www.deltek.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would” or similar words. You should consider these statements carefully because they discuss the Company’s plans, targets, strategies, prospects and expectations concerning the Company’s business, operating results, financial condition and other similar matters. The Company believes that it is important to communicate its future expectations to its investors. There will be events in the future, however, that the Company is not able to predict accurately or control. The Company’s actual results may differ materially from the expectations it describes in its forward-looking statements. Factors or events that could cause actual results to materially differ may emerge from time to time, and it is not possible to accurately predict all of them. Before you invest in the Company’s common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on the Company’s business, results of operation and financial position. Any forward-looking statement made by the Company in this press release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.